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                                                                     EXHIBIT 12


                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (in thousands)
                                   (Unaudited)


                                                                 THREE MONTHS ENDED        NINE MONTHS ENDED
                                                                    SEPTEMBER 30,             SEPTEMBER 30,
                                                               ----------------------    ----------------------
                                                                  1998        1999         1998         1999
                                                               ---------    ---------    ---------    ---------
Earnings:
       Loss before cumulative effect of a change in
          accounting principle .............................   $ (16,428)   $ (49,488)   $(124,419)   $(196,557)
       Fixed charges, less interest capitalized ............      42,297       45,737      128,718      135,893
                                                               ---------    ---------    ---------    ---------
             Earnings ......................................   $  25,869    $  (3,751)   $   4,299    $ (60,664)
                                                               =========    =========    =========    =========

Fixed charges:
       Interest expense, including interest capitalized ....   $  39,943    $  42,248    $ 120,535    $ 124,867
       Amortization of deferred financing costs ............       1,101        1,151        3,316        3,411
       Interest portion of rental expense ..................       6,475        8,441       19,365       24,796
                                                               ---------    ---------    ---------    ---------
             Fixed charges .................................   $  47,519    $  51,840    $ 143,216    $ 153,074
                                                               =========    =========    =========    =========

Ratio of earnings to fixed charges .........................          --           --           --           --
                                                               =========    =========    =========    =========

Deficiency of earnings available to cover
       fixed charges .......................................   $ (21,650)   $ (55,591)   $(138,917)   $(213,738)
                                                               =========    =========    =========    =========